Exhibit 10.71

PURCHASE CONTRACT

No.:
Date :
The Buyer ( Party A):

The Seller (Party B):

WHEREBY, the undersigned Seller and Buyer have agreed to close the following transactions according to the terms and conditions set forth as below：

1.   PRODUCTS
Product Name	Product Grade	Contract Quantity （TON）	Time and quantity of delivery

备 注 Notes:

2.	QUALITY GUARANTEE: Refer to attached quality specification.

3.	PRICING:

4.	SETTLEMENT AND PAYMENT: Using COD. In principle, Party A shall pay within 5 days after receiving invoice.

5.	DELIVERY:

6.	TRANSPORT AND COSTS: Paid by Party B.

7.	MEASUREMENT OF QUANTITY AND STANDARD:

1)
The settlement of goods’ quantities is applied for Party A’s shore tanks and refers to Party B’s bills of loading. If the loss lower than 3‰, Party A shall undertake, if it over 3‰, Party B shall undertake the excess loss.

2)
QUALITY: The Seller shall provide qualify evidence before the goods out of the factory and the both parties keep the copies. Party A shall accept according to Item 2 under this contract. If Party A has objection on the quality, written objection shall be send to Party B within 15 days receipt of goods and the final result shall be apply for the test report of SGS.

8.	OWNERSHIP AND RISK Loading into the tank is the cut-off point of risk liability and ownership, which shall transfer from Party B to Party A when passes this point.

9.
CONFIDENTIAL TERM

Both parties have the duty of confidentiality for the other party’s commercial confidentiality (including but not limited related contracts, documents, information and data, or other information is beneficial for completion for the receiving party). Any party is not allowed to disclose the other party’s commercial confidentiality to the third party or misuse, with exception of written consent or basis of laws and regulations. This term shall stain respond regardless of amendment, termination or cease of this contract.

10.	WARRANTY

1. Party B:

1)	The quality shall meet the specifications under the attachment of this contract.

2)	Party B shall confirm all goods are authentic and effective, if not, Party B shall undertake all loss of Party A.

3)	Party B has authorized his representative to sign his contract and the terms under this contract has the same binding force to him since effective date.

2. Party A

1)	Party A shall be establishment according to law, existence and completion of regarding procedures.

2)
Party A execute related liability under this contract and ensure not to violate the Business License, Articles of Incorporation and any similar regulations, ensure not to violate the authorization and approval of applicable laws and regulations or government departments.

3)	Party B shall take responsibility for transportation and term.

4)	Party A has authorized his representative to sign his contract and the terms under this contract has the same binding force to him since effective date.

11.
HEALTH, SAFETY AND ENVIRONMENTAL PROTECTION

Both parties must subject to the requirement of safety, environment and health under applicable laws and regulations during the period of sales, transportation, storage, process and usage and undertake the liability of safety, environment and health.

12.
AMENDMENT AND TERMINATION

1. On both parties’ consensus, this contract can be amended or terminated with written forms.

2. If this contract partly or entirely can not be performed due to one party’s fault, the other party has the right to partly or entirely terminate this contract and the fault party shall undertake corresponding consequence. The party provide to terminate this contract shall inform the other party when termination.

13.
EXCEPTIONS

1. One party or two parties shall not be held responsible for failure of performing obligations entirely or partly under this contract in consequence of any Force Majeure incidents which might occur, but shall take measures to minimize the loss. Force Majeure as referred to in this contract means unforeseeable, unavoidable and insurmountable objective conditions.

14.
LIABILITY FOR BREACH OF CONTRACT

1. Party B shall inform Party A in timely manner if he may failed to perform this contract in time in consequence of Force Majeure or other special reasons. Otherwise, Party B shall undertake the costs incurred by preventing further loss of Party A.

2. If the quality fails to reach the specifications under this contract, Party A has the right to request to reduce price or make an compensation, but Party A shall undertake the liability due to misuse.

3. Occurrence of the others, default party shall compensate the other party’s loss. If both parties have fault, the liability shall be undertaken respectively.

15.
SETTLEMENT OF DISPUTE

All disputes arising from the performance of contract, should through friendly negotiation by both parties if no settlement can be reached, the case should be submitted to local court for arbitration.

16.
EFFECTIVE AND OTHERS

1. The contract will be effective after signed, the valid period is from - to -

2. The pending matter shall be handled on the provision of applicable laws and regulations.

The contract is done in duplicate, party A and party B hold each copy, the fax of contract is regard as the same effect with original contract.

The Buyer：	The Seller :

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